Exhibit 99.1

221 East Hickory Street

Mankato, Minnesota 56001

For Immediate Release

Contacts:	David Christensen	Jennifer Spaude
	CFO	Public and Investor Relations
	HickoryTech	HickoryTech
	507-387-1713	507-386-3765

HickoryTech Sells its Enterprise Solutions Subsidiary to Skyview Capital

 Company Sells Stock in Subsidiary, Focuses on unified Business Solutions

MANKATO, Minn., Dec. 29, 2006 — HickoryTech Corporation (Nasdaq: HTCO) announced today that it has entered into a definitive agreement to sell its Enterprise Solutions subsidiary, based in Roseville, Minn., a suburb of St. Paul, to Skyview Capital, LLC, a privately held investment firm based in Los Angeles. Terms were not disclosed.

The Enterprise Solutions subsidiary, formally known as Collins Communication Systems Company, provided IP Telephony, call center management and data network solutions, primarily through Nortel hardware solutions.

“The sale of Enterprise Solutions is an important step for HickoryTech, both strategically and financially,” said John Finke, president and chief executive officer. “This divestiture allows us to sharpen our focus on providing the highly-valued, integrated solutions for our business customers in the Minneapolis and St. Paul area.”

“In addition, the transaction will strengthen our balance sheet and eliminate operating losses as well as provide a tax benefit,” Finke said.  “Our business plan remains focused on providing our customers with business solutions including IP Telephony, data network and system integration products and services through our Enventis business.”

HickoryTech will continue to sell Nortel products and related services through its Telecom Sector to its customers in southern Minnesota.  These customers will experience no change in support as a result of the divestiture of Enterprise Solutions.

Charlie Oppenheimer, a Skyview Capital Vice-Chairman, stated, “We are excited to be able to acquire a telecommunications convergence solutions business with a longstanding reputation for service excellence, as well as one that possesses such a solid customer base.”

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Post closing, Oppenheimer will work closely with the company’s management to ensure a seamless transition of the business to a fully autonomous entity. The Enterprise Solutions business will remain headquartered in the Twin Cities metro area.

This transaction is a sale of the stock in the Collins Communications subsidiary and includes approximately 70 employees who work at HickoryTech’s Enterprise Solutions business.

The closing on this transaction is scheduled for Dec. 31, 2006.

About Skyview Capital

Skyview Capital, LLC ( www.skyviewcapital.com ), a private investment firm headquartered in Beverly Hills, Calif., specializes in the acquisition and continuous management of “systems - critical” enterprises in the areas of technology, telecommunications, business services, and niche manufacturing. By leveraging its operational capabilities and financial acumen, Skyview systematically enhances the long-term sustainable value of the businesses it acquires.

About HickoryTech

HickoryTech Corporation is a diversified communications company headquartered in Mankato, Minn., with operations in Minnesota and Iowa and approximately 410 employees. In its 109th year of operation, HickoryTech offers a full array of telecommunications products and services to business and residential customers. The Telecom Sector offers local voice, long distance, Internet, Broadband services, Digital TV, and IP networking. The Enventis Telecom Sector provides IP-based voice and data services and network solutions on a state wide SONET-based network.  The Information Solutions Sector develops telecom and carrier access billing solutions. To learn more about HickoryTech Corporation, visit the company’s Web site at www.HickoryTech.com.

Certain statements included in this press release that are not historical facts are “forward-looking statements.” Such forward-looking statements are based on current expectations, estimates and projections about the industry in which HickoryTech operates and management’s beliefs and assumptions. The forward-looking statements are subject to uncertainties. These statements are not guarantees of future performance and involve certain risks, uncertainties and probabilities. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. The following factors, among others, could cause actual results to differ materially from these assumptions and expectations:  the ability of HickoryTech to obtain financing and the ability to satisfy other closing conditions.   Additional factors that could cause HickoryTech’s results to differ materially from those described in the forward-looking statements can be found in HickoryTech’s most recent Form 10-Q or Form 10-K filed with the SEC.  You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they were made. Except as required by federal securities laws, HickoryTech undertakes no obligation to update any of its forward-looking statements for any reason.

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